ALLIANCEBERNSTEIN PORTFOLIOS
ALLIANCEBERNSTEIN GROWTH FUND

FORMER POLICIES				CURRENT POLICIES

Investment Objective:

Fundamental:				Non-fundamental:

Long-term growth of capital. 		The Funds investment objective
Current income is incidental		is long-term growth of capital.
to the Funds objective.


Fundamental Investment Policies:	The Fund is diversified.
The Fund may not invest more
than 5% of its total assets in
the securities of any one
issuer (other than U.S.
Government securities and
repurchase agreements relating
thereto), although up to
25% of the Funds total assets
may be invested without
regard to this restriction.

Related non-fundamental policy:		Related non-fundamental policy:

The Fund is diversified and,		Policy eliminated.
under the Investment Company
Act of 1940, as amended, the
Fund may not change this
policy without a shareholder
vote.

The Fund will not underwrite		The Fund may not act as an
securities issued by other		underwriter of securities,
persons except to the extent		except that a Fund may
that, in connection with the		acquire restricted securities
disposition of its Fund			under circumstances in which,
investments, it may be deemed		if such securities were
to be an underwriter under		sold, the Fund might be
certain federal securities		deemed to be an underwriter
laws.					for purposes of the Securities
					Act of 1933, as amended
					(the Securities Act).

The Fund will not purchase or		The Fund may not purchase or sell
retain real estate or			real estate except that it
interests in real estate,		may dispose of real estate
although the Fund may purchase		acquired as a result of the
securities which are secured		ownership of securities or
by real estate and securities		other instruments.  This
of companies which invest in		restriction does not prohibit
or deal in real estate.			the Fund from investing in
					securities or other
					instruments backed by real
					estate or in securities of
					companies engaged in the real
					estate business.

The Fund will not make loans		The Fund may not make loans
to other persons except by the		except through (i) the
purchase of obligations in		purchase of debt obligations
which the Fund may invest		in accordance with its
consistent with its investment		investment objectives and
policies and by entering		policies; (ii) the lending
into repurchase agreements,		of Fund securities; (iii)
or by lending its Fund			the use of repurchase
securities representing			agreements; or (iv) the
not more than 25% of its		making of loans to affiliated
total assets.				funds as permitted under the
					1940 Act, the rules and
					regulations thereunder (as
					such statutes, rule or regulations
					may be amended from time to time),
					or by guidance regarding, and
					interpretations of, or exemptive
					orders under, the 1940 Act.

The Fund will not issue any		The Fund may not issue any
senior security (as that		senior security (as that
term is defined in the			term is defined in the
1940 Act), if such			1940 Act) or borrow money,
issuance is specifically		except to the extent
prohibited by the 1940			permitted by the 1940 Act
Act or the rules and			or the rules and regulations
regulations promulgated			thereunder (as such statute,
thereunder.  For the			rules or regulations may
purposes of this restriction,		be amended from time to time)
collateral arrangements			or by guidance regarding,
with respect to options,		or interpretations of, or
futures contracts and			exemptive orders under, the
options on futures contracts		1940 Act or the rules or
and collateral arrangements		regulations thereunder
with respect to initial			published by appropriate
and variation margins			regulatory authorities.
are not deemed to be
the issuance of a			For the purposes of this
senior security.			restriction, margin and
(There is no intention			collateral arrangements,
to issue senior securities		including, for example,
except for permitted			with respect to permitted
borrowings.)				borrowings, options, futures
					contracts, options on futures
					contracts and other derivatives
					such as swaps are not deemed to
					involve the issuance of a
					senior security.


Related fundamental policy:		Related fundamental policy:


The Fund will not borrow		Policy eliminated.  See above
money in excess of 10% of		policy.
the value (taken at the lower
of cost or current value) of
its total assets (not
including the amount borrowed)
at the time the borrowing
is made, and then only from
banks as a temporary measure
to facilitate the meeting of
redemption requests (not for
leverage) which might otherwise
require the untimely disposition
of Fund investments or pending
settlement of securities
transactions or for
extraordinary or emergency
purposes.

The Fund may not invest 25%		The Fund may not concentrate
or more of its total assets		investments in an industry,
in the securities of any		as concentration may be
one industry.				defined under the 1940 Act
					or the rules and regulations
					thereunder (as such statute,
					rules or regulations may be
					amended from time to time) or by
					guidance regarding,
					interpretations of, or exemptive
					orders under, the 1940 Act or the
					rules or regulations thereunder
					published by appropriate
					regulatory authorities.

The Fund may purchase and		The Fund may not purchase or
sell futures contracts and		sell commodities regulated
related options.			by the Commodity Futures
					Trading Commission under the
					Commodity Exchange Act or
					commodities contracts except for
					futures contracts and options
					on futures contracts.


Non-fundamental Investment Policies:

The Fund will not pledge,		Prohibition eliminated.
mortgage, hypothecate or
otherwise encumber an amount
of its assets taken at
current value in excess
of 15% of its total
assets (taken at the
lower of cost or current
value) and then only to
secure permitted
borrowings.  For the
purpose of this restriction,
the deposit of securities
and other collateral
arrangements with respect
to reverse repurchase
agreements, options, futures
contracts, forward contracts
and options on foreign
currencies, and payments of
initial and variation margin
in connection therewith are not
considered pledges or other
encumbrances.

The Fund will not purchase		The Fund may not purchase
securities on margin, except		securities on margin, except
that the Fund may obtain		(i) as otherwise provided
such short-term credits			under rules adopted by
as may be necessary for			the SEC under the 1940 Act
the clearance of purchases		or by guidance regarding
and sales of securities,		the 1940 Act, or
and except that the Fund		interpretations thereof, and
may make margin payments		(ii) that the Fund may
in connection with futures		obtain such short-term
contracts, options on			credits as are necessary
futures contracts, options,		for the clearance of
forward contracts or			portfolio transactions, and
options on foreign currencies.		the Fund may make margin
					payments in connection with
					futures contracts, options,
					forward contracts, swaps, caps,
					floors, collars and other
					financial instruments.

The Fund will not make			The Fund may make short sales
short sales of securities		of securities or maintain a
or maintain a short position		short position for the
for the account of the			account of the Fund.
Fund unless at all times
when a short position is
open it owns an equal
amount of such securities
or unless by virtue of
its ownership of other
securities it has at all
such times a right to obtain
securities (without payment
of further consideration)
equivalent in kind and amount
to the securities sold,
provided that if such right
is conditional the sale is
made upon equivalent
conditions and further
provided that no Fund will
make such short sales with
respect to securities having
a value in excess of 5% of
its total assets.

The Fund will not write,		Prohibition eliminated.
purchase or sell any put or
call option or any
combination thereof,
provided that this shall
not prevent the Fund from
writing, purchasing and
selling puts, calls or
combinations thereof with
respect to securities,
indexes of securities or
foreign currencies, and
with respect to futures
contracts.

The Fund will not purchase		Prohibition eliminated.
voting securities of any
issuer if such purchase,
at the time thereof, would
cause more than 10% of
the outstanding voting
securities of such issuer
to be held by the Fund; or
purchase securities of any
issuer if such purchase at
the time thereof would
cause more than 10% of
any class of securities
of such issuer to be held
by the Fund.  For this
purpose all indebtedness
of an issuer shall be
deemed a single class and
all preferred stock of an
issuer shall be deemed a
single class.

The Fund will not invest in		Prohibition eliminated.
securities of any issuer if,
to the knowledge of the
Trust, the officers and
Trustees of the Trust and
the officers and directors
of the Adviser who beneficially
own more than 0.5% of the
shares of securities of
that issuer together own more
than 5%.

The Fund will not purchase		The Fund may invest in the
securities issued by any other		securities of other investment
registered open-end investment		companies, including exchange-
company or investment trust		traded funds, to the extent
except (A) by purchase in the		permitted under the 1940 Act
open market where no commission		or the rules and regulations
or profit to a sponsor or		thereunder (as such statute,
dealer results from such		rules or regulations may be
purchase other than the			amended from time to time) or
customary brokers commission,		by guidance regarding,
or (B) where no commission or		interpretations of, or
profit to a sponsor or dealer		exemptive orders under, the
results from such purchase,		1940 Act or the rules or
or (C) when such purchase,		regulations thereunder published
though not made in the open		by appropriate regulatory
market, is part of a plan		authorities.
of merger or consolidation;
provided, however, that the
Fund will not purchase such
securities if such purchase
at the time thereof would
cause more than 5% of its
total assets (taken at market
value) to be invested in the
securities of such issuers;
and, provided further, that the
Funds purchases of securities
issued by such open-end investment
company will be consistent with
the provisions of the 1940 Act.

The Fund will not make			Prohibition eliminated.
investments for the purpose
of exercising control or
management.

The Fund will not participate		Prohibition eliminated.
on a joint or joint and several
basis in any trading account
in securities.

The Fund will not invest in		Prohibition eliminated.
interests in oil, gas, or
other mineral exploration or
development programs, although
the Fund may purchase
securities which are secured
by such interests and may
purchase securities of
issuers which invest in or
deal in oil, gas or other
mineral exploration or
development programs.

The Fund will not purchase		Restrictions eliminated.
warrants, if, as a result,
the Fund would have more
than 5% of its total assets
invested in warrants or more
than 2% of its total assets
invested in warrants which
are not listed on the New
York Stock Exchange or the
American Stock Exchange.

The Fund will not enter into		Restrictions eliminated.
any futures contracts or
options on futures contracts
if immediately thereafter
the market values of the
outstanding futures contracts
of the Fund and the currencies
and futures contracts subject
to outstanding options written
by the Fund would exceed 50% of
its total assets.

The Fund may not purchase		Prohibition eliminated.
additional securities in excess
of 5% of the value of its
total assets until all of
the Funds outstanding
borrowings (as permitted)
have been repaid.

The Fund may enter into			The Fund may enter into
repurchase agreements of up		repurchase agreements.
to 25% of its total assets.

Investment in not publicly		The Fund will limit its
traded securities is limited		investment in illiquid securities
to 5% of the Funds total		to no more than 15% of net
assets and is also subject		assets or such other amount
to the restriction against		permitted by guidance
investing more than 15% of		regarding the 1940 Act.
total assets in illiquid
securities.

Related non-fundamental policy:		Related non-fundamental policy:

The Fund will limit its			Policy eliminated.  See
investments in illiquid			non-fundamental policy above.
securities to 5% of its
net assets.

The Fund also may invest up		Policy eliminated.
to 25% of its total assets
in lower-rated fixed income
securities and convertible
bonds.

The Fund may invest up to		Restriction eliminated.
20% in foreign securities.

The Fund may make loans of		The Fund may lend Fund securities
portfolio securities of up		to the extent permitted under
to 25% of the Funds total		the 1940 Act or the rules
assets.					and regulations thereunder
					(as such statute, rules or
					regulations may be amended from
					time to time) or by guidance
					regarding, interpretations of,
					or exemptive orders under, the
					1940 Act.

The Fund will not purchase		Restriction eliminated.
put and call options if as
a result more than 10% of
its total assets would be
invested in such options.